SUB-ITEM 77Q1(g)
                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 8th day of May, 2002, by and between Berger Investment Portfolio
Trust (the "Trust"), a Delaware business trust, on behalf of each of the Berger Mid Cap Growth Fund (the "Acquiring Fund"), and the Berger New Generation Fund (the "Selling Fund" and, collectively with the Acquiring Fund, the "Funds").

         This Agreement is intended to be, and is adopted as, a Plan of Reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all of the assets of the Selling Fund in exchange for shares of beneficial interest, par value $.01 per share, of the Acquiring Fund ("Acquiring Fund Shares"); (ii) the assumption by the Acquiring Fund of all liabilities of the Selling Fund; and (iii) the distribution of the Acquiring Fund Shares to the shareholders of the Selling Fund and the liquidation of the Selling Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

         WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Board of Trustees of the Trust has determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization; and

         WHEREAS, the Board of Trustees of the Trust has determined that the Reorganization is in the best interests of the Selling Fund and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I

        TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR ACQUIRING
                FUND SHARES AND LIQUIDATION OF THE SELLING FUND

         1.1 THE EXCHANGE. The Selling Fund agrees to transfer all of its assets, as set forth in Section 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Selling Fund the number of full and fractional Acquiring Fund Shares computed in the manner set forth in Section 2.3; and (ii) to assume all of the liabilities of the Selling Fund, as set forth in Section 1.3. Such transactions shall take place at the Closing Date provided for in Section 3.1.

         1.2 ASSETS TO BE TRANSFERRED. The Selling Fund shall transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, owned by the Selling Fund and any


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deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Closing Date.

         1.3 LIABILITIES TO BE ASSUMED. The Selling Fund will endeavor to discharge all of its known liabilities and obligations to the extent possible before the Closing Date. Notwithstanding the foregoing, any liabilities not so discharged shall be assumed by the Acquiring Fund, which assumed liabilities shall include all of the Selling Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.

         1.4 LIQUIDATION AND DISTRIBUTION. Immediately after the transfer of assets provided for in Section 1.1, the Selling Fund will liquidate and distribute pro rata to its shareholders of record at the Effective Time on the Closing Date (the "Selling Fund Shareholders") all of the Acquiring Fund Shares received by the Selling Fund pursuant to Section 1.1. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Selling Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.

         1.5 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued simultaneously to the Selling Fund, in an amount equal in value to the aggregate net asset value of the Selling Fund's shares, to be distributed to Selling Fund Shareholders.

         1.6 SELLING FUND'S PORTFOLIO SECURITIES. The Selling Fund will, within a reasonable period of time before the Closing Date, furnish the Acquiring Fund with a list of the Selling Fund's portfolio securities and other investments. The Acquiring Fund will, within a reasonable time before the Closing Date, furnish the Selling Fund with a list of the securities, if any, on the Selling Fund's list referred to above that do not conform to the Acquiring Fund's investment objectives, policies, and restrictions. The Selling Fund, if requested by the Acquiring Fund, will dispose of securities on the Acquiring Fund's list before the Closing Date. In addition, if it is determined that the portfolios of the Funds, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Selling Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, nothing herein will require the Selling Fund to dispose of any investments or securities if, in the reasonable judgment of the Selling Fund's trustees or investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization or would violate their fiduciary duties to the Selling Fund Shareholders.

         1.7 TRANSFER TAXES. The registered shareholder shall be responsible for paying all transfer taxes, including any transfer taxes payable upon the issuance of Acquiring Fund


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Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer.

         1.8 TERMINATION. The Selling Fund shall be terminated promptly following the Closing Date and the making of all distributions pursuant to
Section 1.4.

         1.9 BOOKS AND RECORDS. All books and records of the Selling Fund, including all books and records required to be maintained under the 1940 Act, and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.

                                   ARTICLE II

                                    VALUATION

         2.1 VALUATION OF ASSETS. The value of the Selling Fund's net assets shall be the value of such assets at the Effective Time (as defined in Section 3.1), using the valuation procedures set forth in the Trust's Trust Instrument and the Selling Fund's then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

         2.2 VALUATION OF SHARES. The net asset value per share of Acquiring Fund Shares shall be the net asset value per share computed at the Effective Time, using the valuation procedures set forth in the Trust's Trust Instrument and the Acquiring Fund's then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

         2.3 SHARES TO BE ISSUED. The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund's net assets shall be determined by dividing the Selling Fund's net assets determined in accordance with Section 2.1, by the Acquiring Fund's net asset value per share determined in accordance with Section 2.2.

         2.4 EFFECT OF SUSPENSION IN TRADING. In the event that on the Closing Date, either: (a) the New York Stock Exchange (the "NYSE") or another primary exchange on which the portfolio securities of the Acquiring Fund or the Selling Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

                                  ARTICLE III

                            CLOSING AND CLOSING DATE

         3.1 CLOSING DATE. The Closing Date shall be May 10, 2002, or such other date as the parties may agree. All acts taking place at the Closing shall be deemed to take place at the Effective Time otherwise provided. The Effective Time shall be immediately after the close of


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trading of the regular trading session on the NYSE on the Closing Date, and the
Closing shall be held at the offices of Berger Financial Group LLC, 210 University Boulevard, Suite 800, Denver, Colorado 80206, or at such other time and/or place as the parties may agree.

         3.2 CUSTODIAN'S CERTIFICATE. The Selling Fund shall instruct State Street Bank and Trust Company, in its capacity as custodian for the Selling Fund, to deliver at the Closing a certificate of an authorized officer stating that: (a) the Selling Fund's portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Selling Fund.

         3.3 TRANSFER AGENT'S CERTIFICATE. The Selling Fund shall instruct DST Systems, Inc., in its capacity as transfer agent for the Selling Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Selling Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall instruct DST Systems, Inc., in its capacity as transfer agent of the Acquiring Fund, to issue and deliver to the Selling Fund a confirmation evidencing Acquiring Fund Shares to be credited to each Selling Fund Shareholder on the Closing Date to the Selling Fund or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund's account on the books of the Acquiring Fund. At the Closing, each Fund shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as the other Fund or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS OF THE SELLING FUND. The Trust, on behalf of the Selling Fund, represents and warrants as follows:

                  (a) The Trust is a voluntary association, duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own all of its properties and assets and to carry on its business as presently conducted.

                  (b) The Selling Fund is a separate series of the Trust duly authorized in accordance with the application provisions of the Trust's Trust Instrument.

                  (c) The Trust is registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

                  (d) The Selling Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not, result in the violation of any provision of the Trust's Trust Instrument or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound.


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

                  (e) Except as otherwise designated in writing and accepted by the Acquiring Fund, the Selling Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date.

                  (f) No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

                  (g) The financial statements of the Selling Fund as of September 30, 2001 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of September 30, 2001 and there are no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

                  (h) Since the date of the financial statements referred to in subsection (g) above, there have been no material adverse changes in the Selling Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business). For the purposes of this subsection (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change.

                  (i) All federal and other tax returns and reports of the Selling Fund required by law to be filed, have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Selling Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

                  (j) All issued and outstanding shares of the Selling Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund. All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Selling Fund's transfer agent as provided in Section
3.3. The Selling Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Selling Fund shares, and has no outstanding securities convertible into any of the Selling Fund shares.

                  (k) At the Closing Date, the Selling Fund will have good and marketable title to the Selling Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto.


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

                  (l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund. Subject to approval by the Selling Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

                  (m) The information to be furnished by the Selling Fund for use in registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

                  (n) From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Trust with respect to the Selling Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

                  (o) For each taxable year of its operations, the Selling Fund has elected to qualify and has qualified as a "regulated investment company" under the Code (a "RIC").

         4.2 REPRESENTATIONS OF THE ACQUIRING FUND. The Trust, on behalf of the Acquiring Fund, represents and warrants as follows:

                  (a) The Trust is a voluntary association, duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own all of its properties and assets and to carry on its business as presently conducted.

                  (b) The Acquiring Fund is a separate series of the Trust duly authorized in accordance with the applicable provisions of the Trust's Trust Instrument.

                  (c) The Trust is registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

                  (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not, result in a violation of the Acquiring Fund's Articles of Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

                  (e) No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such


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

proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

                  (f) The financial statements of the Acquiring Fund as of September 30, 2001 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Selling Fund) fairly reflect the financial condition of the Acquiring Fund as of September 30, 2001 and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.

                  (g) Since the date of the financial statements referred to in subsection (f) above, there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business). For the purposes of this subsection (g), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.

                  (h) All federal and other tax returns and reports of the Acquiring Fund required by law to be filed, have been filed. All federal and other taxes shown due on such returns and reports have been paid or provision shall have been made for their payment. To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

                  (i) All issued and outstanding Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, and there are no outstanding securities convertible into any Acquiring Fund Shares.

                  (j) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

                  (k) Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.

                  (l) The information to be furnished by the Acquiring Fund for use in registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

                  (m) From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the


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

Closing Date, any written information furnished by the Acquiring Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

                  (n) For each taxable year of its operations, the Acquiring Fund has elected to qualify, has qualified and shall continue to qualify as a RIC under the Code.

                  (o) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

                                   ARTICLE V

                             COVENANTS OF the FUNDs

         5.1 OPERATION IN ORDINARY COURSE. The Acquiring Fund and the Selling Fund will operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, any other distribution necessary or desirable to avoid federal income or excise taxes, and shareholder purchases and redemptions.

         5.2 APPROVAL OF SHAREHOLDERS. The Trust will call a special meeting of Selling Fund Shareholders to consider and act upon this Agreement (or transactions contemplated thereby) and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

         5.3 INVESTMENT REPRESENTATION. The Selling Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

         5.4 ADDITIONAL INFORMATION. The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund's shares.

         5.5 FURTHER ACTION. Subject to the provisions of this Agreement, each Fund will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the applicable Closing Date.

         5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within 60 days after the Closing Date, the Selling Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Selling Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Trust's Treasurer.


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

         5.7 PREPARATION OF REGISTRATION STATEMENT AND PROXY MATERIALS. The Acquiring Fund will prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to shareholders of the Selling Fund (the "Registration Statement"). The Registration Statement shall include a proxy statement and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the proxy statement (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Selling Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

         The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject to the following conditions:

         6.1 All representations, covenants, and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of that Closing Date. The Acquiring Fund shall have delivered to the Selling Fund a certificate executed in the Acquiring Fund's name by the Acquiring Fund's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the Closing Date, to such effect and as to such other matters as the Selling Fund shall reasonably request.

         6.2 The Acquiring Fund shall have delivered to the Selling Fund, a certificate executed in the Acquiring Fund's name by the Acquiring Fund's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the Closing Date, covering the following points:

                  (a) The Acquiring Fund is a legally designated, separate series of the Trust, and the Trust is a voluntary association, duly organized and validly existing under the laws of the State of Delaware, which has the power to own all of its properties and assets and to carry on its business as presently conducted.

                  (b) The Trust is registered as an open-end management investment company under the 1940 Act, and such registration under the 1940 Act is in full force and effect.

                  (c) This Agreement has been duly authorized, executed, and delivered by the Trust, on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, is a valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and to general equity principles.


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

                  (d) Assuming that the Acquiring Fund Shares have been issued in accordance with the terms of this Agreement, Acquiring Fund Shares to be issued and delivered to each Selling Fund on behalf of the Selling Fund Shareholders, as provided by this Agreement, are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights with respect to Acquiring Fund Shares.

                  (e) The Registration Statement has been declared effective by the Commission and no stop order under the 1933 Act pertaining thereto has been issued, and no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for consummation by the Acquiring Fund of the transactions contemplated herein, except as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act.

                  (f) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Trust's Trust Instrument or By-Laws or any provision of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it or any of its properties may be bound.

                                  ARTICLE VII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF the aCQUIRING FUND

         The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the following conditions:

         7.1 All representations, covenants, and warranties of the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Selling Fund shall have delivered to the Acquiring Fund a certificate executed in the Selling Fund's name by the Trust's President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of such Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

         7.2 The Selling Fund shall have delivered to the Acquiring Fund a statement of the Selling Fund's assets and liabilities, together with a list of the Selling Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Trust.

         7.3 The Selling Fund shall have delivered to the Acquiring Fund a certificate executed in the Selling Fund's name by the Trust's President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of such Closing Date, covering the following points:

                  (a) The Selling Fund is a legally designated, separate series of the Trust, and the Trust is a voluntary association, duly organized and validly existing under the laws of the State of Delaware, which has the power to own all of its properties and assets and to carry on its business as presently conducted.

                  (b) The Trust is registered as an open-end investment company under the 1940 Act, and such registration under the 1940 Act is in full force and effect.

                  (c) This Agreement has been duly authorized, executed and delivered by the Trust on behalf of the Selling Fund and, assuming due authorization, execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the Selling Fund enforceable against the Selling Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                  (d) Assuming that consideration of not less than the net asset value of Selling Fund Shares has been paid, and assuming that such shares were issued in accordance with the terms of the Selling Fund's registration statement, or any amendment thereto, in effect at the time of such issuance, all issued and outstanding shares of the Selling Fund are legally issued and fully paid and non-assessable, and no Selling Fund Shareholder has any preemptive rights with respect to the Selling Fund's shares.

                  (e) No consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Selling Fund of the transactions contemplated herein, except as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act.

                  (f) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Trust's Trust Instrument (assuming shareholder approval has been obtained) or By-laws, or any provision of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Selling Fund is a party or by which it or any of its properties may be bound.

                                  ARTICLE VIII

                          FURTHER CONDITIONS PRECEDENT

         The obligations of the Selling Fund and the Acquiring Fund hereunder shall also be subject to the following:

         8.1 This Agreement and the transactions contemplated herein, with respect to the Selling Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with applicable law and the provisions of the Trust's Trust Instrument and By-Laws. Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this Section 8.1.

         8.2 On the Closing Date, the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

         8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities), to permit consummation of the transactions contemplated herein shall have been obtained.

         8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

         8.5 The Selling Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Selling Fund's net investment company taxable income for all taxable periods ending on or before the Closing Date (computed without regard to any deduction for dividends paid), if any, plus the excess of its interest income, if any, excludible from gross income under Section 103(a) of the Code over its deduction disallowed under Sections 265 and 171(a)(2) of the Code for all taxable years ending on or before such Closing Date and all of its net capital gains realized in all taxable periods ending on or before such Closing Date (after reduction for any capital loss carry forward).

         8.6 The parties shall have received an opinion of PricewaterhouseCoopers LLP substantially to the effect that for federal income tax purposes:

                  (a) The transfer of all of the Selling Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all liabilities of the Selling Fund (followed by the distribution of Acquiring Fund Shares to the Selling Fund Shareholders in dissolution and complete liquidation of the Selling Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund.

                  (c) No gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund's assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Selling Fund or upon the distribution of Acquiring Fund Shares to Selling Fund Shareholders in exchange for such shareholders' shares of the Selling Fund.

                  (d) No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares for Acquiring Fund Shares in the Reorganization.

                  (e) The aggregate tax basis for Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares exchanged therefor by such shareholder. The holding period of Acquiring Fund Shares to be received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder, provided the Selling Fund shares are held as capital assets at the time of the Reorganization.

                  (f) The tax basis of the Selling Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately before the Reorganization. The holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund (except where investment activities of the Acquiring Fund reduce or eliminate a holding period).

         Such opinion shall be based on customary assumptions and such representations as PricewaterhouseCoopers LLP may reasonably request, and each Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this Section 8.6.

                                   ARTICLE IX

                                FEES AND EXPENSES

         9.1 Berger Financial Group LLC, the investment adviser and administrator to the Funds, will pay all expenses associated with the Reorganization. Such expenses shall include, without limitation, in connection with the Reorganization: (a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction; and
(g) other related administrative or operational costs. Neither Fund will pay any of these expenses.

         9.2 Each party represents and warrants to the other that there is no person or entity entitled to receive any broker's fees or similar fees or commission payments in connection with the transactions provided for herein.

                                   ARTICLE X

                    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         10.1 The parties agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

         10.2 The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder.

                                   ARTICLE XI

                                   TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the Funds and such termination may be effected by the Funds' President or a Vice President without further action by the Trust's Board of Trustees. In addition, either Fund may at its option terminate this Agreement at or before the Closing Date due to:

                  (a) a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;

                  (b) a condition precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

                  (c) a determination by the Trust's Board that the consummation of the transactions contemplated herein is not in the best interests of either Fund, as appropriate, and notice given to the other party hereto.

         11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either Fund, the Trust, or their respective trustees or officers.

                                  ARTICLE XII

                                   AMENDMENTS

         12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Fund and the Selling Fund as specifically authorized by their respective Boards; provided, however, that following the meeting of the Selling Fund Shareholders called by the Trust's Board of Trustees pursuant to Section
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

                                  ARTICLE XIII

               HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                             LIMITATION OF LIABILITY

         13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         13.5 It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only the respective trust property of the Funds, as provided in the Trust Instrument of the Trust. The execution and delivery of this Agreement have been authorized by the Board of Trustees of the Trust on behalf of each Fund and signed by authorized officers of the Trust, acting as such. Neither the authorization by such trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the respective trust property of the Funds as provided in the Trust's Trust Instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                         BERGER INVESTMENT PORTFOLIO TRUST
                                         ON BEHALF OF BERGER MID CAP GROWTH FUND


                                         By:
                                              ----------------------------------
                                         Name:    Jack R. Thompson
                                         Title:   President
ACKNOWLEDGED:


By:
    ----------------------------
Name:  Anthony R. Bosch
      --------------------------
Title: Vice President
       -------------------------

                                         BERGER INVESTMENT PORTFOLIO TRUST
                                         ON BEHALF OF BERGER NEW GENERATION FUND


                                         By:
                                             -----------------------------------
                                         Name:    Jack R. Thompson
                                         Title:   President
ACKNOWLEDGED:


By:
    ----------------------------
Name:  Anthony R. Bosch
      --------------------------
Title: Vice President
       -------------------------